SCHEDULE A

                         RULE 10F-3 TRANSACTIONS REPORT
                       APRIL 1, 2003 THROUGH JUNE 30, 2003
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC

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

                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------

NATIONS FUNDS TRUST

NATIONS ASSET ALLOCATION FUND
BHP Billiton Finance             1      04/14/03   04/14/03       Citigroup         48,000     $99.890       $47,947  0.01%   0.02%
Cox Enterprises Corporation      3      04/14/03   04/14/03      J.P. Morgan        38,000     $99.935       $37,975  0.01%   0.02%
Wal-Mart  4.55% 5/1/13           1      04/22/03   04/22/03    Lehman Brothers      50,000     $99.753       $49,877  0.00%   0.02%
Hartford Financial Services      1      05/19/03   05/19/03       Wachovia          46,000     $99.884       $45,947  0.02%   0.02%
Daimler Chrysler 3.375% 6/4/08   1      05/28/03   05/28/03     Deutche Bank       243,000     $99.657      $242,167  0.01%   0.11%
Rio Tinto Financial USA Ltd      1      06/12/03   06/12/03      J.P. Morgan        48,000     $99.978       $47,989  0.01%   0.02%
Electronic Data Systems          1      06/25/03   06/25/03       Citigroup         24,000     $98.434       $23,624  0.01%   0.01%


NATIONS BOND FUND
BHP Billiton Finance             1      04/14/03   04/14/03       Citigroup      1,593,000     $99.890    $1,591,248  0.19%   0.06%
Cox Enterprises Corporation      3      04/14/03   04/14/03      J.P. Morgan     1,261,000     $99.935    $1,260,180  0.25%   0.05%
Wal-Mart  4.55% 5/1/13           1      04/22/03   04/22/03    Lehman Brothers   2,600,000     $99.753    $2,593,578  0.17%   0.10%
Hartford Financial Services      1      05/19/03   05/19/03       Wachovia       1,605,000     $99.884    $1,603,138  0.64%   0.06%
Daimler Chrysler 3.375% 6/4/08   1      05/28/03   05/28/03     Deutche Bank     7,908,000     $99.657    $7,880,876  0.32%   0.31%
Rio Tinto Financial USA Ltd      1      06/12/03   06/12/03      J.P. Morgan     1,451,000     $99.978    $1,450,681  0.24%   0.06%
Electronic Data Systems          1      06/25/03   06/25/03       Citigroup        758,000     $98.434      $746,130  0.19%   0.03%


NATIONS CONVERTIBLE
  SECURITIES FUND
Walt Disney Company Cv                                            Salomon
  Senior Note                    1      04/09/03   04/09/03      Smith Barney   11,800,000    $100.000   $11,800,000  1.03%   1.21%
UnumProvident Corporation
  8.25% CVBD 5/15/06             1      05/01/03   05/01/03      Goldman Sachs      83,960     $25.000       $20,990  0.42%   0.00%
KV Pharmacutical 2.5% CVBD
  5/15/33 144A                   3      05/13/03   05/13/03      Deutche Bank    1,980,000    $100.000    $1,980,000  1.13%   0.18%
Centerpoint Energy 3.75%                                          Salomon
  5/15/23 CVBD                   3      05/14/03   05/14/03      Smith Barney    4,960,000    $100.000    $4,960,000  0.86%   0.44%
Hartford Financial 7%
  8/16/06 Pfd.                   1      05/19/03   05/19/03      Goldman Sachs      59,700     $50.000       $29,850  0.50%   0.00%
Wilson GreatBatch Tech                                              Morgan
  2.25% 6/15/13 CVBD             3      05/21/03   05/21/03         Stanley      2,475,000    $100.000    $2,475,000  1.83%   0.22%
Lincare Holdings 3%
  6/15/23 CVBD                   3      06/06/03   06/06/03       J.P. Morgan    4,965,000    $100.000    $4,965,000  1.99%   0.41%
Reliant Resources 5% CVBD
  due 8/15/10                    3      06/19/03   06/19/03      Goldman Sachs   4,955,000    $100.000    $4,955,000  2.20%   0.40%
General Motors 6.25%                                                Morgan
  Series C 7/15/33               1      06/26/03   06/26/03         Stanley     16,762,500    $100.000   $16,762,500  0.01%   1.36%
Sealed Air 3% CVBD 6/30/33                                          Morgan
  144A                           3      06/26/03   06/26/03         Stanley      9,940,000    $100.000    $9,940,000  2.65%   0.81%


NATIONS INTERMEDIATE MUNICIPAL
  BOND FUND
North Carolina Medical Center    4      06/27/03   06/27/03        Citigroup     3,505,000    $111.621    $3,912,316  1.98%   0.20%


NATIONS LARGECAP INDEX FUND
                                                                    Lehman
AES Corporation                  1      06/20/03   06/03/03        Brothers          9,425      $6.925       $65,268  0.02%   0.01%


NATIONS LARGECAP VALUE FUND
Hartford Financial Services
  Group                          1      05/19/03   05/19/03      Goldman Sachs       9,400     $45.500      $427,700  0.04%   0.46%


NATIONS LARGECAP ENHANCED
  CORE FUND
AES Corporation                  1      06/03/03   06/03/03         ITG             11,038      $8.010       $88,411  0.00%   0.04%
AES Corporation                  1      06/03/03   06/03/03         ITG                162      $7.995        $1,295  0.03%   0.00%


NATIONS MIDCAP VALUE FUND
UnumProvident Corporation        1      05/01/03   05/01/03      Goldman Sachs     200,000     $10.875    $2,175,000  0.46%   0.67%
UnumProvident Corporation
  Cv. Pfd.                       1      05/01/03   05/01/03      Goldman Sachs      26,640     $25.000      $666,000  0.13%   0.20%
Hartford Financial
  Services Group                 1      05/19/03   05/19/03      Goldman Sachs      34,800     $45.500    $1,583,400  0.14%   0.46%
Hartford Financial
  Services Group Cv Pfd          1      05/19/03   05/19/03      Goldman Sachs      14,100     $50.000      $705,000  0.12%   0.21%


NATIONS SHORT-TERM INCOME
  FUND
Hartford Financial Services      1      05/19/03   05/19/03        Wachovia        699,000     $99.884      $698,189  0.28%   0.07%


NATIONS SMALL COMPANY FUND
Chicago Bridge & Iron                                           Credit Suisse
  Company N.V.                   1      06/26/03   06/26/03     First Boston       175,000     $21.750     3,806,250  2.48%   0.56%



NATIONS STRATEGIC INCOME
  FUND
BHP Billiton Finance             1      04/14/03   04/14/03       Citigroup         84,000     $99.890       $83,908  0.01%   0.04%
Cox Enterprises Corporation      3      04/14/03   04/14/03      J.P. Morgan        67,000     $99.935       $66,956  0.01%   0.03%
Wal-Mart  4.55% 5/1/13           1      04/22/03   04/22/03    Lehman Brothers     142,000     $99.753      $141,649  0.01%   0.07%
Hartford Financial Services      1      05/19/03   05/19/03       Wachovia          78,000     $99.884       $77,910  0.03%   0.04%
Daimler Chrysler 3.375%
  6/4/08                         1      05/28/03   05/28/03     Deutche Bank       443,000     $99.657      $441,481  0.02%   0.19%
Rio Tinto Financial USA Ltd      1      06/12/03   06/12/03      J.P. Morgan        87,000     $99.978       $86,981  0.01%   0.04%
Electronic Data Systems          1      06/25/03   06/25/03       Citigroup         46,000     $98.434       $45,280  0.01%   0.02%


NATIONS VALUE FUND
Hartford Financial
  Services Group                 1      05/19/03   05/19/03     Goldman Sachs       62,700     $45.500    $2,852,850  0.26%   0.47%


CORPORATE BOND PORTFOLIO
BHP Billiton Finance             1      04/14/03   04/14/03       Citigroup         34,000     $99.890       $33,963  0.00%   0.23%
Cox Enterprises Corporation      3      04/14/03   04/14/03      J.P. Morgan         3,000     $99.935        $2,998  0.00%   0.02%
Wal-Mart  4.55% 5/1/13           1      04/22/03   04/22/03    Lehman Brothers      15,000     $99.753       $14,963  0.00%   0.11%
Hartford Financial Services      1      05/19/03   05/19/03       Wachovia          30,000     $99.884       $29,965  0.01%   0.21%
Daimler Chrysler 3.375%
  6/4/08                         1      05/28/03   05/28/03     Deutche Bank       154,000     $99.657      $153,472  0.01%   1.07%
Rio Tinto Financial USA Ltd      1      06/12/03   06/12/03      J.P. Morgan        26,000     $99.978       $25,994  0.00%   0.17%
Electronic Data Systems          1      06/25/03   06/25/03       Citigroup         15,000     $98.434       $14,765  0.00%   0.10%


HIGH INCOME PORTFOLIO
Vivendi Universal Corporation    1      04/03/03   04/03/03     Goldman Sachs      144,000    $100.000      $144,000  0.02%   1.13%
                                                                Deutche Bank
Park Place Entertainment Corp    1      04/08/03   04/08/03     -Alex Brown         24,000    $100.000       $24,000  0.01%   0.19%
                                                                    CIBC
Alpharma Inc. Sr. Notes          1      04/16/03   04/16/03     World Markets       23,000    $100.000       $23,000  0.01%   0.18%
Equistar Chemicals Corporation
  Sr. Notes 10.625%              1      04/16/03   04/16/03       Citigroup         92,000    $100.000       $92,000  0.02%   0.72%
                                                                   Salomon
Flextronics                      1      05/05/03   05/05/03      Smith Barney      165,000    $100.000      $165,000  0.04%   1.49%
                                                                Credit Suisse
El Paso Production Holdings      1      05/20/03   05/20/03      First Boston       40,000    $100.000       $40,000  0.00%   0.36%
Apogent Technologies             1      05/22/03   05/22/03      UBS Warburg        39,000    $101.000       $39,390  0.02%   0.36%
Georgia Pacific                  1      05/22/03   05/22/03      UBS Warburg       506,000    $100.000      $506,000  0.14%   4.58%
Williams Company 8% 6/1/10       1      06/05/03   06/05/03    Lehman Brothers      63,000    $100.000       $63,000  0.01%   0.57%
CBD Media, LLC 8.625%  6/1/2011  1      06/09/03   06/09/03    Lehman Brothers      19,000    $100.000       $19,000  0.01%   0.17%
Tenneco Automotive Inc.          1      06/10/03   06/10/03      J.P. Morgan        20,000    $100.000       $20,000  0.01%   0.18%
Centennial Cellular 10.125%                                     Credit Suisse
  6/15/2013                      1      06/16/03   06/16/03      First Boston      102,000    $100.000      $102,000  0.02%   0.90%
Domino's Inc Sr, sub notes
  8.25% due 7/11/2011            1      06/18/03   06/18/03      J.P. Morgan        38,000     $99.278       $37,726  0.01%   0.33%
American Color Graphics          1      06/19/03   06/19/03    Morgan Stanley        9,000    $100.000        $9,000  0.00%   0.08%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).